Exhibit 10.4

Execution Copy

COMPANY PLEDGE AND SECURITY AGREEMENT

This COMPANY PLEDGE AND SECURITY AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of September 1, 2011, by and between Lapis Technologies Inc., a Delaware corporation (the “Pledgor,” or the “Company”) and UTA Capital LLC, a Delaware limited liability company (the “Pledgee”).

RECITALS

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of July 12, 2011 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”), by and between the Company and the Pledgee, the Company has requested that the Pledgee make a loan or loans available to the Company in the aggregate principal amount of up to $6,000,000, and the Pledgee has agreed to make such loans available to the Company subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, the borrowings under the Purchase Agreement by the Pledgor will confer direct economic benefit upon the Pledgor; and

WHEREAS, in order to induce the Pledgee to provide the financial accommodations described in the Purchase Agreement, the Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.  The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined:  Inventory and Proceeds.

2.           Pledge and Grant of Security Interest.  To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the aggregate amount of the Notes, and all of the other Secured Obligations (as defined below), the Pledgor hereby pledges, assigns, hypothecates and grants to the Pledgee a first priority lien on and security interest in and charge on (the “Security Interest”) any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or whether owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)           Enertec Electronics Equity Interests. All of the shares of capital stock of Enertec Electronics Ltd., an Israeli company and wholly-owned subsidiary of the Company (“Enertec Electronics”) presently owned or hereinafter acquired, either directly or indirectly, by the Company, representing 100% of the issued and outstanding shares of capital stock of Enertec Electronics (the “Equity Interests”); and

(b)           Pledgor’s Assets. All of the Pledgor’s accounts receivable, contracts, chattel paper, equipment, inventory and any other assets (the “Company Assets”), and all proceeds and products arising from the sale or disposition of such Company Assets, however and whenever acquired and in whatever form.

3.           Security for Secured Obligations.  The Security Interest created hereby in the Collateral constitutes continuing collateral security for the following obligations (collectively, the “Secured Obligations”): (a) the aggregate principal amount, interest and other payment obligations due, or which may  become due, under the Notes, (b) all other obligations and liabilities of the Pledgor to the Pledgee under the Purchase Agreement and the Transaction Documents, and (c) all other obligations and liabilities of the Pledgor to the Pledgee under this Agreement (the Notes, the Purchase Agreement, the Transaction Documents and this Agreement, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the “Documents”), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Secured Obligations, or of any instrument evidencing any of the Secured Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such Secured Obligations in any case commenced by or against the Pledgor under Title 11, United States Code, including, without limitation, obligations of the Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Secured Obligations but for the commencement of such case).

4.           Delivery of the Collateral.  The Pledgor hereby agrees that:

(a)           Delivery of Certificates.  The Pledgor shall deliver to Seyfarth Shaw LLP for the benefit of the Pledgee (i) all certificates and instruments constituting the Equity Interests presently owned by the Pledgor and (ii) promptly upon the receipt by the Pledgor, all certificates and instruments constituting the Equity Interests that are hereinafter received, whether directly or indirectly, by the Pledgor.  Prior to such delivery to Seyfarth Shaw LLP for the benefit of the Pledgee, all such certificates and instruments constituting the Equity Interests shall be held in trust by the Pledgor for the benefit of the Pledgee pursuant hereto.  All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 1 attached hereto.

(b)           Additional Securities.  If the Pledgor shall receive by virtue of it being or having been the owner of the Collateral, any (i) stock certificate, membership certificate or other certificate representing stock or a membership or partnership interest, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of stock or membership or equity or partnership interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, the Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Pledgee, shall segregate it from the Pledgor’s other property and shall promptly deliver it to the Pledgee in the exact form received together with any necessary endorsement and/or appropriate stock power, membership interest power or partnership interest power, as applicable, duly executed in blank, substantially in the form provided in Exhibit 1, to be held by the Pledgee as Collateral and as further collateral security for the Secured Obligations.

(c)           Financing Statements.  The Pledgor authorizes the Pledgee to file such UCC (as defined in Section 1 above) or other applicable financing statements, as may be reasonably requested by the Pledgee in order to perfect and protect the Security Interest created hereby in the Collateral.

5.           Other Obligations of the Pledgor.

(a)           Waiver.  The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Pledgee exhaust any right or take any action against the Company or any other Person or any collateral.

(b)           Subrogation.  The Pledgor will not exercise any rights which the Pledgor may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise until all the Secured Obligations shall have been paid in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and other Documents).  If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all the Secured Obligations shall not have been paid in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and other Documents), such amount shall be held in trust for the benefit of the Pledgee and shall forthwith be paid to the Pledgee to be credited and applied upon the Secured Obligations, whether matured or unmatured, in any order which it may, in its discretion, elect.  If (i) the Pledgor shall make payment to the Pledgee of all or any part of the Secured Obligations and (ii) all the Secured Obligations shall be paid in full (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and other Documents), the Pledgee will, at the Pledgor’s request, execute and deliver to the Pledgor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Secured Obligations resulting from such payment by the Pledgor.

6.           Representations and Warranties.  The Pledgor hereby represents and warrants to the Pledgee that as of the date hereof:

(a)           Authorization of the Equity Interests.  The Equity Interests are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.  All other shares of stock or membership or partnership interests constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

(b)           Title.  The Pledgor has good and indefeasible title to the Collateral and will at all times be the legal and beneficial owner of such Collateral free and clear of any attachments, levies, taxes, liens, security interests, hypothecations and encumbrances of every kind and nature (“Liens”), other than Liens permitted by the Purchase Agreement.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Equity Interests.

(c)           Exercising of Rights.  To the best of the Pledgor’s Knowledge so long as done in accordance with laws affecting the offering and sale of securities and the UCC or other relevant law in the applicable jurisdiction, the exercise by the Pledgee of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction (except for the loan documents entered into with FIBI) binding on or affecting the Pledgor, the Collateral or any of the Pledgor’s other property.

(d)           Pledgor’s Authority.  No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Equity Interests is required either (i) for the pledges made by the Pledgor or for the granting of the Security Interest by the Pledgor pursuant to this Agreement or (ii) to the best of the Pledgor’s Knowledge, for the exercise by the Pledgee of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities and those that have already been obtained).

(e)           Security Interest/Priority.  This Agreement creates a valid first priority Security Interest and charge in favor of the Pledgee in the Collateral, under the UCC.  The taking possession by the Pledgee of the certificates representing the Equity Interests will perfect and establish the first priority of the Pledgee’s Security Interest in the Equity Interests.  The filing of appropriate financing statements (and continuation statements, if applicable) with the applicable Secretary of State with respect to the Company Assets will perfect and establish the first priority of the Pledgee’s security interest in the Company Assets, to the extent Pledgor has or may acquire rights in such Company Assets.  Except as set forth in this Section 6(e), no action is necessary to perfect or otherwise protect the Pledgee’s Security Interest in the Collateral.

(f)           Litigation.  There are no pending or, to Pledgor’s Knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.

(g)           Power and Authority.  The Pledgor has the requisite power and authority to enter into this Agreement and any related documents, perform its obligations hereunder and thereunder and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement.

(h)           Transfer Restrictions.  There are no provisions contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Pledgor or Enertec Electronics, or any other documents or agreements, that impose any form of restriction on the transfer of the Equity Interests which have not otherwise been enforceably and legally waived by the necessary parties.

(i)           Securities Laws.  None of the shares of the Equity Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(j)           Grant of Security Interest.  The pledge and assignment of the Equity Interests and the grant of a Lien in the Collateral under this Agreement vest in the Pledgee all rights of the Pledgor in the Collateral as contemplated by this Agreement.

(k)           Principal Addresses; Legal or Other Names. The location of Pledgor’s chief executive office, offices, other locations of Collateral and locations where records with respect to Collateral are kept, are as set forth in Exhibit 3 and, except as set forth in such Schedule, such locations have not changed during the preceding twelve months.  As of the date hereof, during the prior five years, except as set forth in Exhibit 3, Pledgor has not been known as or conducted business under any other name (including trade names).

7.           Covenants.  The Pledgor hereby covenants that so long as any of the Secured Obligations remain outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Documents) or any Document is in effect, the Pledgor shall:

(a)           Books and Records.  Mark its books and records (and shall cause Enertec Electronics to mark its books and records) to reflect the Security Interest granted to the Pledgee pursuant to this Agreement and the other Documents, including entering particulars of the share pledge in the share register of Enertec Electronics.

(b)           Defense of Title.  Warrant and defend title to and ownership of the Collateral at its own reasonable expense against the claims and demands brought against the Pledgee and/or Pledgor by any other parties claiming an interest therein, keep the Collateral free from all Liens (other than Liens permitted by the Purchase Agreement), and not sell, exchange, transfer, convey, assign, lease or otherwise dispose of its rights in or to the Collateral or any interest therein nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby or as otherwise permitted by the Purchase Agreement.

(c)           Defend Against Claims.  The Pledgor will, at its reasonable expense, defend the Pledgee’s right, title and security interest in and to the Collateral against the claims of any other party.

(d)           Additional Equity Interests.  Not consent to or approve the issuance to the Pledgor of (i) any additional shares of any class of capital stock or other equity interests of Enertec Electronics or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, shares of Enertec Electronics’ capital stock, unless, in either case, 100% of such shares and/or convertible securities are pledged as Collateral pursuant to this Agreement.

(e)           Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Pledgee may reasonably request in order to (i) perfect and protect the Lien created hereby in the Collateral (including, without limitation, any and all action necessary to satisfy the Pledgee that the Pledgee has obtained a first priority perfected Security Interest in the Equity Interests and the Company Assets); (ii) enable the Pledgee to exercise and enforce hereunder with respect to its rights and remedies relating to the Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Pledgee, (A) delivering to the Pledgee irrevocable proxies with respect to the Collateral, which irrevocable proxies will be strictly and only used for the purpose of allowing the Pledgee to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce their rights and remedies hereunder with respect to the Collateral, but only in accordance with the terms of this Agreement following the occurrence of an Event of Default (as defined below) and (B) executing and delivering, and causing the issuer of such Equity Interests to execute and deliver, to Pledgee a control acknowledgment (“Control Acknowledgement”)  substantially in the form of Exhibit 2 with respect to the Equity Interests.  The Pledgor shall cause the issuer to acknowledge in writing its receipt and acceptance thereof.  Such Control Acknowledgement shall instruct such issuer to follow instructions from the Pledgee without any Pledgor’s consultation or consent.

(f)           Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Collateral other than pursuant hereto, including any amendment that would (i) impair the Collateral or adversely affect in any respect the rights, privileges, benefits and security interests provided to or intended to be provided to the Pledgee, (ii) that in any way adversely affects the perfection of the Security Interest of the Pledgee in the Collateral, or (iii) be in conflict with any of the provisions of the Purchase Agreement.

(g)           Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Collateral.

(h)           Subordination of Rights of Payment and Application of Accounts and Contract Proceeds.  At all times following the occurrence and during the continuance of an Event of Default (after giving effect to all applicable notice and cure rights), distribute to Pledgee any cash dividends or distributions received in respect of the Equity Interests or any payments received with respect the Company Assets (if any), and all such amounts shall be immediately utilized by the Pledgee to repay the Notes and other obligations of the Pledgor to the Pledgee.

8.           Advances by the Pledgee. Upon the occurrence and during the continuance of an Event of Default (after giving effect to all applicable notice and cure rights), the Pledgee may, at its sole option and in its sole discretion, take all such action as it deems appropriate and in so doing may expend such sums as the Pledgee may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Pledgee may make for the protection of the Collateral hereof or which may be compelled to make by operation of law.  All such sums and amounts so expended shall be reimbursed by the Pledgor promptly upon timely notice thereof and demand therefore and shall constitute additional Secured Obligations.  No such performance of any covenant or agreement by the Pledgee on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Agreement or the other Documents.  The Pledgee may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9.           Events of Default.  An Event of Default (as defined in the Notes) shall constitute an event of default (“Event of Default”) hereunder.

10.         Remedies.

(a)           General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgee shall have, in respect of the Collateral, in addition to the rights and remedies provided herein, in the Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.  In addition, the Pledgee may exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

(b)           Transfer and Sale of Collateral.  Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Pledgee may, in its sole discretion, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Pledgee may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, the Pledgee may in such event bid for the purchase of such securities.  The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of the Purchase Agreement at least ten (10) days before the time of such sale.  The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.  All moneys received by the Pledgee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Pledgee and applied by it as provided in Section 15 hereof.  No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 15 hereof.  The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Secured Obligations.  In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the UCC regardless of the jurisdiction in which enforcement hereof is sought.

(c)           Private Sale.  The Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) or may deem it impracticable to effect a public sale of all or any part of the Company Assets or the Equity Interests constituting the Collateral and that the Pledgee may, therefore, determine to make one or more private sales of any such collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.  The Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and the Pledgee may, in such event, bid for the purchase of such securities.

(d)           Retention of Collateral.  Without limiting the application of, and Pledgee’s rights under Section 7(h) of this Agreement, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Pledgee may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Pledgee shall have provided such notices, however, the Pledgee shall not be deemed to have retained the Collateral in satisfaction of any Secured Obligations for any reason.

11.         Release of Collateral.  The Pledgee may release any of the Collateral from this Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect or Lien of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a first priority Lien on all Collateral not expressly released or substituted.

12.         Waiver of Marshaling.  The Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13.         No Waiver.  Any and all of the Pledgee’s rights with respect to the rights granted under this Agreement shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Pledgor, if any (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Secured Obligations.  The Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if the Pledgor had expressly agreed thereto in advance.  No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee’s right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.

14.         Expenses.  The Collateral shall secure, and the Pledgor shall pay to the Pledgee on demand, from time to time, all reasonable costs and expenses (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Secured Obligations.

15.         Rights of the Pledgee.

(a)           Power of Attorney.  The Pledgor hereby designates and appoints the Pledgee and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions, which power of attorney shall become effective upon the occurrence and during the continuance of an Event of Default:

(i)           to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as the Pledgee may reasonably determine;

(ii)          to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)         to defend, settle or compromise any action brought and, in connection with the Collateral, give such discharge or release as the Pledgee may deem reasonably appropriate;

(iv)         to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral;

(v)          to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Pledgee or as the Pledgee shall direct;

(vi)         to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(vii)        to sign and endorse any drafts, assignments, proxies, stock powers, membership interest powers, partnership interest powers, verifications, notices and other documents relating to the Collateral;

(viii)       to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Pledgee may deem reasonably appropriate;

(ix)         to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Pledgee may determine necessary in order to perfect and maintain the Security Interests granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(x)         to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Pledgee may determine;

(xi)         to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Collateral into the name of the Pledgee or into the name of any transferee to whom the Collateral or any part thereof may be sold pursuant to Section 10 hereof; and

(xii)        to do and perform all such other acts and things as the Pledgee may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and upon the occurrence and during the continuance of an Event of Default shall be irrevocable for so long as any of the Secured Obligations remain outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Documents) and any Document is in effect.  The Pledgee shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Pledgee in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Pledgee shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Pledgee solely to protect, preserve and realize upon its security interest in the Collateral.

(b)           Performance by the Pledgee of the Pledgor’s Obligations.  If the Pledgor fails to perform any agreement or obligation contained herein, the Pledgee itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 8 hereof.

(c)           Assignment by the Pledgee.  The Pledgee may from time to time assign the Secured Obligations and any portion thereof and/or, upon and following an Event of Default, the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Pledgee under this Agreement in relation thereto.

(d)           The Pledgee’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Pledgee hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Collateral, and the Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Pledgor.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Person in the industry, it being understood that the Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Pledgee have or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

(e)           Voting Rights in Respect of the Collateral.

(i)           So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Document; and

(ii)          Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to clause (i) of this subsection (e) shall cease and all such rights shall thereupon become vested in the Pledgee which shall then have the sole right to exercise such voting and other consensual rights.

16.           Application of Proceeds.  Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Collateral, when received by the Pledgee in cash or its equivalent, will be applied as follows:  first, to all reasonable costs and expenses of the Pledgee (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the implementation and/or enforcement of this Agreement and/or any of the other Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

17.           Costs of Counsel.  If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Pledgee employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Pledgor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by the Pledgee, all of which costs and expenses shall constitute Secured Obligations hereunder.

18.           Continuing Agreement.

(a)           This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any Secured Obligations shall remain unpaid and outstanding (other than indemnification and other contingent obligations which by their terms survive termination of the Purchase Agreement and the other Documents).

(b)           This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Pledgee as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Pledgee in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

19.           Amendments; Waivers; Modifications.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except in accordance with the terms of the Purchase Agreement.

20.           Successors in Interest.  This Agreement shall create a continuing Lien in the Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Pledgee hereunder, to the Pledgee and its successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Pledgee.  To the fullest extent permitted by law, the Pledgor hereby releases the Pledgee and its successors and permitted assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except to the extent such liability arose from the gross negligence or willful misconduct of the Pledgee.

21.           Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with the Purchase Agreement.

22.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

23.           Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24.           Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Joinder.

(a)           THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)           THE PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE PLEDGEE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT THE PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE.  THE PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH HE, SHE OR IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)           THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PLEDGEE AND/OR THE PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(d)           It is understood and agreed that any Person that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (i) executing a joinder agreement in form and substance satisfactory to the Pledgee, (ii) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (iii) taking all actions as specified in this Agreement as would have been taken by the Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

25.           Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

26.           Entirety.  This Agreement and the other Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Documents or the transactions contemplated herein and therein.

27.           Survival.  All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Agreement and the other Documents.

28.           Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by the Pledgor), or by a guarantee, endorsement or property of any other Person, then the Pledgee shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Pledgee has the right, in its sole discretion, to determine which rights, Liens or remedies the Pledgee shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Pledgee’s rights or the Secured Obligations under this Agreement or under any of the other Documents.

29.           Termination.  Upon satisfaction in full in cash of the Secured Obligations (other than indemnification or other contingent obligations which by their terms survive the termination of the Purchase Agreement and the other Documents), Pledgee’s rights under this Agreement, and the Security Interest created hereby and under the other Documents, shall terminate and Pledgee shall (i) execute and deliver to Pledgor, without recourse, representation or warranty,  and Pledgor shall be entitled to file (A) UCC-3 termination statements (or similar documents and agreements) required to terminate all of Pledgee’s rights under this Agreement and all other Documents and (B) such other agreements and documents reasonably required to terminate, or evidence the termination of, the Security Interest created hereby and under the other Documents and (ii) return to Pledgor all certificates and other Collateral to the extent the same have not been sold or otherwise disposed of or applied in accordance with the terms hereof.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

PLEDGOR:

LAPIS TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

PLEDGEE:

UTA CAPITAL LLC

By YZT Management LLC, Managing Member

/s/ Udi Toledano
By Udi Toledano, Managing Member

Acknowledged and accepted this
1st day of September, 2011.

ENERTEC ELECTRONICS LTD.

By:	/s/ David Lucatz
Name:
Title: